For Immediate Release                             Contact:    Lonnie R. Trasamar
---------------------                                         (507) 553-3151
March 4, 2004


                 Wells Financial Corp. Announces Annual Results

                             Selected Financial Data

                                              Year ended       Year ended
                                                12/31/03         12/31/02
   Net Income                                $ 3,540,000      $ 3,340,000
   Basic earnings per share                       $ 3.12           $ 2.84
   Diluted earnings per share                     $ 3.05           $ 2.75
   Return on average equity                       13.30%           13.31%
   Return on average assets                        1.58%            1.47%
   Book value per share                          $ 24.15          $ 22.42
   Net interest rate spread                        3.16%            3.16%
   Net interest margin                             3.33%            3.47%
   Allowance for loan loss to total loans          0.56%            0.62%


         Wells, Minnesota - March 4, 2004 - Lonnie R. Trasamar, President of Wells Financial Corp. (the Company), the holding company of Wells Federal Bank (the Bank), announced record earnings of $3,540,000 for the year ended December 31, 2003. Basic and diluted earnings per share for 2003 were $3.12 and $3.05, respectively. This compares to net income of $3,340,000 for the year ended December 31, 2002. Basic and diluted earnings per share for 2002 were $2.84 and $2.75, respectively. The increase in income for 2003 when compared to 2002 resulted, primarily, from an increase in noninterest income.

         During 2003, the Bank and its subsidiary, Greater Minnesota Mortgage, originated and sold to the secondary market a record amount of residential mortgage loans, primarily during the first three quarters of the year. This increased loan activity, along with improved market pricing during 2003, resulted in increases in the gain on sale of loans and loan origination and commitment fees when compared to 2002.

         Net income for the quarter ended December 31, 2003 was $513,000, a $444,000 decrease when compared to the quarter ended December 31, 2002. Increased interest rates on residential mortgages resulted in a lesser amount of loans being originated and sold to the secondary market during the fourth quarter of 2003 when compared to the same period in 2002 which resulted in a decrease in noninterest income.

         Assets increased by $3,189,000, from $220,616,000 at December 31, 2002 to $223,805,000 at December 31, 2003 due to increases in the loan portfolio and securities available for sale being partially offset by a decrease in cash. The Company's loan portfolio increased by $14,463,000, from $145,586,000 at December 31, 2002 to $160,049,000 at December 31, 2003 primarily due to an increase in agricultural and commercial real estate loans.

           Equity increased by $2,645,000, from $25,223,000 at December 31, 2002 to $27,868,000 at December 31, 2003. This increase was primarily due to net income for the year of $3,540,000 being partially offset by the payment of $905,000 in dividends.

         Wells Financial Corp. and Wells Federal Bank are headquartered in Wells, Minnesota. The Bank operates eight full service offices located in Wells, Blue Earth, Mankato, Fairmont, North Mankato, Albert Lea, St. Peter and Owatonna Minnesota and a loan origination office located in Farmington, Minnesota. During the fourth quarter of 2003 the Bank opened a loan origination office in Mason City, Iowa. The Bank is a community oriented, full service savings bank offering traditional mortgage, consumer, commercial and agricultural loan products. The Bank offers insurance, mutual funds and variable rate annuity products through its subsidiary, Wells Insurance Agency.

Forward-looking Statements

         The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                 Consolidated Statements of Financial Condition
                     December 31, 2003 and December 31, 2002
                             (Dollars in Thousands)
                                   (Unaudited)

ASSETS
                                                              2003         2002
                                                           ---------    ---------
Cash, including interest-bearing accounts
  December 31, 2003 $17,655; December 31, 2002 $35,178     $  25,315    $  36,571
Certificates of deposit                                          200          200
Securities available for sale, at fair value                  27,410       19,856
Federal Home Loan Bank Stock, at cost                          1,303        1,875
Loans held for sale                                            1,997        9,695
Loans receivable, net                                        160,049      145,586
Accrued interest receivable                                    1,209        1,387
Premises and equipment                                         3,585        2,975
Mortgage servicing rights, net                                 2,681        2,179
Other assets                                                      53          292
                                                           ---------    ---------
        TOTAL ASSETS                                       $ 223,805    $ 220,616
                                                           =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits                                                $ 169,662    $ 169,126
   Borrowed funds                                             23,000       23,000
   Advances from borrowers for taxes and insurance             1,585        1,347
   Deferred income taxes                                       1,456        1,376
   Accrued interest payable                                       34           50
   Accrued expenses and other liabilities                        200          494
                                                           ---------    ---------
        TOTAL LIABILITIES                                    195,937      195,393
                                                           ---------    ---------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 500,000 shares
      Authorized; none outstanding                                 -            -
   Common stock, $.10 par value; authorized 7,000,000
      Shares; issued 2,187,500 shares
                                                                 219          219
   Additional paid-in capital                                 17,154       16,985
   Retained earnings, substantially restricted                26,922       24,287
   Accumulated other comprehensive income                        525          746
   Unearned ESOP shares                                            -          (29)
   Unearned compensation restricted stock awards                (561)        (138)
   Treasury stock, at cost, 1,054,060 shares at December
   31, 2003, and 1,062,435 shares at December 31, 2002       (16,391)     (16,847)
                                                           ---------    ---------
        TOTAL STOCKHOLDERS' EQUITY                            27,868       25,223
                                                           ---------    ---------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 223,805    $ 220,616
                                                           =========    =========

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                Three Months Ended     Year Ended
                                                   December 31,        December 31,
                                                -----------------   -----------------
                                                  2003      2002      2003      2002
                                                -------   -------   -------   -------
Interest and dividend income
   Loans receivable:
      First mortgage loans                      $ 1,958   $ 2,202   $ 7,447   $ 9,153
      Consumer and other loans                      731       791     2,848     3,186
   Investment securities and other
       Interest bearing deposits                    291       328     1,219     1,526
                                                -------   -------   -------   -------
                    Total interest income         2,980     3,321    11,514    13,865
                                                -------   -------   -------   -------
Interest Expense
   Deposits                                         707     1,112     3,350     5,002
   Borrowed funds                                   314       314     1,245     1,245
                                                -------   -------   -------   -------
                     Total interest expense       1,021     1,426     4,595     6,247
                                                -------   -------   -------   -------
                     Net interest income          1,959     1,895     6,919     7,618
Provision for loan losses                             -         -         -        23
                                                -------   -------   -------   -------
     Net interest income after provision for
           loan losses                            1,959     1,895     6,919     7,595
                                                -------   -------   -------   -------
Noninterest income
   Gain on sale of loans originated for sale        269     1,155     2,840     2,229
   Loan origination and commitment fees             179       770     2,250     1,696
   Loan servicing fees                              256       171       947       661
   Insurance commissions                            113       105       459       405
   Fees and service charges                         238       313     1,058       892
   Other                                             61        14       196        74
                                                -------   -------   -------   -------
                  Total noninterest income        1,116     2,528     7,750     5,957
                                                -------   -------   -------   -------
Noninterest expense
   Compensation and benefits                      1,125     1,023     4,159     3,540
   Occupancy and equipment                          323       226     1,153       885
   Data processing                                  113       108       471       446
   Advertising                                       87        74       293       236
   Amortization and valuation adjustments for
     mortgage servicing rights                      217     1,010     1,071     1,453
   Other                                            393       349     1,752     1,289
                                                -------   -------   -------   -------
                  Total noninterest expense       2,258     2,790     8,899     7,849
                                                -------   -------   -------   -------
                   Income before taxes              817     1,633     5,770     5,703
Income tax expense                                  304       676     2,230     2,363
                                                -------   -------   -------   -------
                   Net income                   $   513   $   957   $ 3,540   $ 3,340
                                                =======   =======   =======   =======

Cash dividends declared per share               $  0.20   $  0.18   $  0.80   $  0.72

                                                =======   =======   =======   =======
Earnings per share
      Basic earnings per share                  $  0.44   $  0.82   $  3.12   $  2.84

                                                =======   =======   =======   =======
      Diluted earnings per share                $  0.43   $  0.78   $  3.05   $  2.75
                                                =======   =======   =======   =======